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                               AMERICAN ATM CORP.
             Sticker Supplementing Prospectus Dated January 6, 1999
                     PRINCIPAL AND SELLING SECURITYHOLDERS

     The following table sets forth certain information with respect to holders for whom the Company is registering shares of common stock. Except as otherwise indicated herein, none of the holders has held any position or office or has had a material relationship with the Company or any of its affiliates within the past three years. Except as set forth herein, the Company believes that none of the holders listed below owns any other securities of the Company.

                                                                          TOTAL SHARES      SHARES OF        SHARES
                                                            SHARES OF     BENEFICIALLY       COMMON       BENEFICIALLY
                                                              COMMON     OWNED PRIOR TO    STOCK BEING   OWNED AFTER THE
                                                SHARES OF     STOCK         OFFERING         OFFERED        OFFERING
                                                 COMMON     UNDERLYING   ---------------   -----------   ---------------
               BENEFICIAL OWNER                   STOCK      WARRANTS     NUMBER     %       NUMBER       NUMBER     %
----------------------------------------------  ---------   ----------   --------   ----   -----------   --------   ----
Basellandschaftliche Kantonal Banc............    420,000     557,346     977,346   29.0      557,346     420,000   14.9
Colin Winthrop Inc. ..........................          0      17,000      17,000    *         17,000           0    --
Maerki Baumann, A.G...........................     10,000     500,000     510,000   15.4      500,000      10,000    *
Zuger Kantonal Banc...........................     45,000     350,000     395,000   12.5      350,000      45,000    *

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* Less than 1%

                                January 21, 1999